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Katy Perry
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Swish
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Katy Perry and Nicki Minaj's "Swish Swish"

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MY CURRENT BIDS

My Reserved Units	0
My Total Cost	$0
Simulated Royalties (Last 12 mos)	$0.00

$4,111
Last 12 Months Royalties Paid

$11.33
Royalties Paid Per Unit (last 12 months)

TOTAL SONGSHARES

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$100
Final Bid

363/363
Reserved Units | Available Units

Total Units **363**

Track Details


Katy Perry - Swish Swis...



Swish Swish
Katy Perry
2017-05-17



Katy Perry
Artist

Spotify **402.4M** Streams

YouTube **104.7M** Views

pandora **9.8M** Streams

Description

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Summary

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The “Swish Swish” Music Royalty Asset is the underlying asset of the “Swish Swish” Royalty Share Agreement (the “Agreement”). The Agreement contains one hundred percent (100%) of the applicable songwriter’s share of performance income and 100% of the related publisher’s share of performance income paid by ASCAP from the composition “Swish Swish,” recorded by artists Katy Perry and Nicki Minaj.


100%
SONGSHARES

SongVest offers a unique opportunity for fans to invest in the music industry by buying units in 100% of the applicable writer’s share and related publisher’s share of performance royalties of “Swish Swish.” This means that investors can earn money every time the song is streamed online or otherwise performed.

You are reserving one or more units that allow you to be first in line to purchase these units once they are qualified by the SEC. Each unit represents a prorated percentage of the royalties collected from ASCAP.

By selling 100% of the applicable writer’s share and related publisher’s share of performance royalties of “Swish Swish,” SongVest is giving fans a chance to own a piece of music history. Fans who own shares will be paid out royalties on a quarterly basis and get the ultimate in bragging rights.


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24 HOUR PRESALE
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Reserve - During the VIP Auction you can reserve one or more units at $100 per unit. If all of the units are reserved at the starting price, the unit price will increase. Any unit reserved at the higher price will displace a unit at the lower price., so based on demand, you could lose your reservation and have to bid again at the higher unit price to ensure you have your units reserved. The VIP Auction will end when time runs out and no new bids have been made in the last 5 minutes.

Purchase - You will be able to purchase your units when the Offering goes on sale. This is usually 3 to 4 weeks after the VIP Auction closes and after SEC qualification. You will receive an email with notice for a 24hr window for successful bidders to purchase their reserved units. If any units are not purchased, it will open to the public to buy remaining SongShares.

Collect - SongVest will pay out earned royalties quarterly.

About Katy Perry

Flirting with the aplomb of an assassin, Katy Perry created a distinctly new millennial pop persona: a Disney princess as imagined by Madonna. First came the deliberately controversial “Ur So Gay,” released as a video and digital single, and it gained enough attention that by spring of 2008, Madonna was calling it her current “favorite song.” By that point, Perry’s first real single was scheduled for release: “I Kissed a Girl.” Also vaguely scandalous, “I Kissed a Girl” became a smash and headed all the way to the top of the Billboard Hot 100. Her debut, *One of the Boys*, followed in June 2008, and it was also a success, supported by the Top Ten hit “Hot N Cold,” along with “Thinking of You” and “Waking Up in Vegas.”

Preceded by the frothy single “California Gurls,” next album *Teenage Dream* was an international smash, generating five consecutive number one singles in the U.S.: “California Gurls,” “Teenage Dream,” “Firework,” “E.T.” (which featured Kanye West), and “Last Friday Night (T.G.I.F.).” This success set a couple precedents: she was the first female artist ever to achieve such a run of number ones and the first artist since Michael Jackson to have so many singles from an individual album reach the pole position. In 2012, the album was expanded to *Teenage Dream: The Complete Confection*, which contained a new single in “Part of Me,” which also topped the charts.

As the *Teenage Dream* juggernaut wrapped up, Perry turned her attention to recording her third album. Appearing in October 2013, *Prism* signaled a more mature Katy Perry, something that was apparent from its motivating first single, "Roar." *Prism* received a lift from its third single, "Dark Horse," which became her ninth number one, and it was followed by "Birthday" and "This Is How We Do," both released as she supported the album with an international tour. The highlight of that tour was her appearance at the half-time show for 2014's Super Bowl XLIX, where she performed with Missy Elliott and Lenny Kravitz.

Two years later, Perry made her comeback with another major sporting event: the 2016 Rio Summer Olympics. Her single "Rise" was honored as the official anthem for the games; it peaked at 11 on Billboard's Hot 100. Perry next released "Chained to the Rhythm," a single co-written with Sia Furler and co-produced by Max Martin, in February 2017. Another single — "Bon Appetit," featuring Migos — appeared before the June release of *Witness*, an album that emphasized EDM-inspired dance-pop and included this offering's title, "Swish Swish" featuring Nicki Minaj. Perry returned with a holiday single, the family-inspired "Cozy Little Christmas," in December 2018.

Early in 2019, she collaborated with Zedd on his single "365" and appeared on a hit remix of Daddy Yankee 's smash "Con Calma" before issuing her solo single "Never Really Over" in May 2019, setting the stage for a series of digital singles that arrived before the August 2020 release of her sixth album, *Smile*. Featuring production by the Monsters & Strangerz, Zedd , Carolina Liar, and others, the set hit number five on the Billboard 200 and generated another Top 40 single in "Daisies."

Perry released a flurry of singles in 2021, starting with "Electric," a song taken from *Pokemon 25: The Album*. From there, she released a cover of The Beatles's "All You Need Is Love" that doubled as a soundtrack to a Gap advertising campaign, plus "When I'm Gone," a bright, danceable single cut in collaboration with DJ Alesso. In 2022, Perry appeared on "Where We Started," a ballad by country-pop singer Thomas Rhett, and in June 2023, she the 15th Anniversary Edition of *One Of The Boys*, featuring two previously unreleased tracks.

Spotify	
Followers	29M (43rd)
Monthly Listeners	51.4M (39th)
Popularity	81/100 (100th)
Playlist Reach	352M

Instagram	
Followers	204.9M (12th)

TikTok	
Followers	7M (460th)
Likes	10.3M (3,404th)
Top Video Views	15.4B (86th)
Post Count	9.5M (175th)

YouTube	
Channel Subscribers	44.3M (21st)
Channel Views	25.7B (27th)
Daily Video Views	5.7M (112th)
Monthly Video Views	153.7M (108th)

Source: Chartmetric.com

About Nicki Minaj

Nicki Minaj skyrocketed from mixtape phenom to pop star with a unique combination of ferocity and humor she continues to flaunt with razor-sharp wordplay, mercilessly blunt lyricism, and a vocal style that turns on a dime from sugary to snarling. Born in Saint James, Trinidad and Tobago to parents who were both gospel singers, she released both her 2007 debut mixtape, *Playtime Is Over*, and its 2008 follow-up, *Sucka Free*, via Dirty Money Entertainment. Industry buzz was already surrounding Minaj on her earliest releases, and these mixtapes featured guest appearances from stars like Lil Wayne, Gucci Mane, Jadakiss, and Lil' Kim.

The 2009 mixtape Beam Me Up Scotty was a favorite among a growing fan base and included her first songs to hit the Billboard charts. In August of 2009, Minaj signed to Lil Wayne 's Young Money Entertainment, becoming the label's first female artist. The floodgates opened from there, as Minaj made cameo appearances on tracks from Gucci M

West, Pusha T, and others as well as offering verses to hits like “Bedrock” and “Roger That” from the 2009 Young Money collaborative album, *We Are Young Money*. An official non-mixtape debut album came in the form of *Pink Friday*, released in November of 2010 but preceded by the hit singles “Your Love” and “Check It Out.” The album debuted at number two on the Billboard 200 and went platinum, selling upwards of 375,000 copies during its first week alone. She earned a handful of 2011 Grammy nominations, including Best New Artist, Best Rap Album, and Best Rap Performance.

In early 2012, the Euro-dance-influenced single “Starships” signaled the coming of her official sophomore effort, *Pink Friday: Roman Reloaded*, an album built around her devil-may-care alter ego “Roman Zolanski.” The album hit number one on the U.S. album charts, driven by a Top Ten showing for “Starships,” and “Va Va Voom” also reached the Top 40. Minaj set two career records during 2013: the most-charted female rapper in the history of Billboard’s singles chart, and the first person to win Best Female Hip-Hop Artist at the BET Awards four times in a row.

In December 2014, Minaj released her third studio album, *The Pinkprint*. Single “Anaconda” was nominated for Best Rap Song at the 2015 Grammy Awards. Throughout 2016, Minaj guested on numerous singles, including DJ Khaled’s “Do You Mind” and Ariana Grande’s “Side to Side,” and she also released her own “Black Barbies.” In 2017, she issued a trio of stand-alone singles: “Regret in Your Tears,” “Changed It” with Lil Wayne, and “No Frauds” with Lil Wayne and Drake. The latter track went gold and broke into the Top 20 of the Hot 100 and Top Ten of the R&B and rap charts. That year, she also appeared on the Migos track “MotorSport” with Cardi B, and on Jason Derulo’s “Swalla” with Ty Dolla $ign.
Minaj returned with the singles “Chun-Li” and “Barbie Tingz” in spring 2018, paving the way for her fourth studio album, *Queen*, which arrived in August of that year. More singles arrived the following year, including the non-album track “Megatron,” “Tusa” with Karol G, “Trollz” with 6ix9ine.

Throughout the early 2020s, Minaj continued her usual bevy of guest features and collaborations, appearing on tracks by Doja Cat, former Little Mix vocalist Jesy Nelson, BIA, and Elton John. In 2022, she scored more hits as a lead artist with the Lil Baby collaborations “Do We Have a Problem?” and “Bussin,” then topped the pop chart with “Super Freaky Girl.” All three of these singles were included on *Queen Radio, Vol. 1*, a celebratory anthology released that August. Minaj kicked off 2023 with the flamenco- and trap-inspired “Red Ruby da Sleeze,” which she followed with a feature on YoungBoy Never Broke Again ‘s “WTF.”

Spotify

Followers	29.3M (41st)
Monthly Listeners	65.1M (18th)
Popularity	86/100 (28th)
Playlist Reach	665.8M

Instagram

Followers	225.8M (10th)

TikTok

Followers	18.5M (113th)
Likes	113.2M (504th)
Top Video Views	30.1B (21st)
Post Count	20.4M (36th)

YouTube

Channel Subscribers	26M (92nd)
Channel Views	10.4B (123rd)
Daily Video Views	6.5M (86th)
Monthly Video Views	178.9M (76th)

Source: Chartmetric.com

Summary Financials

The following financial information includes royalties paid through August 2023. The ASCAP Domestic (U.S.) Publisher 2022 Q3 royalty payment is to be made in September 2023, after the date this listing was prepared. The 2022 Q3 partial royalties paid are shown in the tables, while references to the past four quarters in this offering are for the completed quarters 2022 Q3 – 2023 Q2.

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The royalties paid over the past four quarters from the revenue stream contemplated in the “Swish Swish” Royalty Share Agreement have averaged approximately $1,028 per quarter.



Total Royalties
2020 Q2 - 2023 Q2
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
2020
2021
2022
2023

	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	Last 4 Full Quarters	2023 Q3 Partial
Total Royalties	$ 1,419	$ 1,058	$ 1,140	$ 1,895	$ 1,148	$ 877	$ 1,078	$ 1,316	$ 679	$ 993	$ 1,278	$ 1,106	$ 735	$ 4,111	$ 661

The title in this offering was released in May 2017. Over time, the title has experienced an overall decline in royalties, with periodic spikes, due to the timing of international receipts and a flattening of radio performance royalties.

By Source

Royalties By Source	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	Last 4 Full Quarters	% of Total Last 4 Full Quarters	2023 Q3 Partial
Streaming - International	$ 141	$ 221	$ 252	$ 415	$ 339	$ 228	$ 301	$ 318	$ 170	$ 321	$ 391	$ 303	$ 188	$ 1,204	29%	$ 312
Television	$ 166	$ 119	$ 173	$ 118	$ 69	$ 127	$ 259	$ 106	$ 82	$ 163	$ 335	$ 67	$ 50	$ 615	15%	$ 42
Live	$ 114	$ 41	$ 56	$ 166	$ 195	$ 34	$ 43	$ 23	$ 10	$ 139	$ 182	$ 188	$ 96	$ 605	15%	$ 72
Streaming - Domestic	$ 138	$ 110	$ 216	$ 167	$ 141	$ 185	$ 189	$ 149	$ 109	$ 99	$ 130	$ 109	$ 70	$ 408	10%	$ 35
Other Royalties - International	$ 113	$ 92	$ 42	$ 542	$ 151	$ 118	$ 65	$ 305	$ 160	$ 108	$ 28	$ 128	$ 127	$ 391	10%	$ 95
Download of musical works - International	$ 65	$ 103	$ 171	$ 61	$ 69	$ 84	$ 63	$ 52	$ 41	$ 76	$ 147	$ 46	$ 86	$ 355	9%	$ 39
Discotheques - International	$ 194	$ 220	$ 95	$ 104	$ 6	$ 33	$ 35	$ 34	$ 22	$ 8	$ 31	$ 121	$ 23	$ 185	4%	$ 20
Radio	$ 452	$ 146	$ 126	$ 286	$ 162	$ 55	$ 94	$ 218	$ 30	$ 35	$ 18	$ 105	$ 21	$ 179	4%	$ 21
The Rest	$ 36	$ 7	$ 9	$ 35	$ 15	$ 13	$ 28	$ 112	$ 55	$ 43	$ 16	$ 38	$ 74	$ 170	4%	$ 25
Total Royalties	**$ 1,419**	**$ 1,058**	**$ 1,140**	**$ 1,895**	**$ 1,148**	**$ 877**	**$ 1,078**	**$ 1,316**	**$ 679**	**$ 993**	**$ 1,278**	**$ 1,106**	**$ 735**	**$ 4,111**	**100%**	**$ 661**

Streaming from International and Domestic sources contributed 39% of the past four quarters’ royalties, while Television and Live performance royalties each contributed 15%. The “Other Royalties – International” shown in the table as contributing 10% of the past four quarters’ royalties, are payments allocated by ASCAP to the title but with no additional source information. No item included in “The Rest” individually accounted for more than 2% of the past four quarters’ royalties.

Streaming – International and Other Royalties – International have experienced periodic fluctuations in earnings due to the timing of payments from individual countries. Radio performance royalties have declined over time as the title has aged.

Detailed Data Here

The Composition:

“Swish Swish” – recorded by Katy Perry feat. Nicki Minaj

Chartmetric: https://app.chartmetric.com/track/15940674

YouTube: https://www.youtube.com/watch?v=iGk5fR-t5AU

Title	BMI Work IDs
Swish Swish	892571234, 892672324

Royalty Share Agreement Terms

The “Swish Swish” Royalty Share Agreement will be between the songwriter and related publisher and our company. Pursuant to the Agreement, SongVest will have the right to receive 100% of the songwriter’s share of performance income and 100% of the related publisher’s share of performance income paid by ASCAP from the composition copyright listed above. Revenues the company will be entitled to receive from the composition copyright listed above (asset) pursuant to this agreement include revenues earned in connection with the public performance of the copyright, which will be paid at the percentage interest as defined in the “Swish Swish” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter and publisher quarterly by ASCAP, which shall be conclusive and binding upon the Parties, absent manifest error.

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SONGVEST

This offering is made in reliance on Regulation A under the Securities Act of 1933. The securities offered are speculative, illiquid, and an investor could lose the entire investment. Investors should read the relevant Offering Circular and consider the risks disclosed therein before investing. SongVest is a startup and is operating at a loss.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. REGULATION A OFFERINGS ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

SongVest is offering securities through the use of an Offering Statement that the Securities and Exchange Commission ("SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments.

Dalmore Group LLC ("Dalmore") is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer, member of Financial Industry Regulatory Authority, Inc. ("FINRA") and Securities Investor Protection Corporation ("SIPC") and is the broker-dealer of record on this issuer direct offering.

This profile may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its markets or industry. These statements reflect management's current views regarding future events based on available information and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes, and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, although management believes that the expectations reflected in the forward-looking statements are reasonable, neither RoyaltyTraders LLC dba SongVest nor anyone acting on its behalf can give any assurance that such expectations will prove to have been correct nor do they have a duty to update any such statements to conform them to actual results. By accessing this site and any pages on this site, you agree to be bound by our Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability.

Read the Offering Circular before you invest. https://www.songvest.com/offering

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There are 2 days left to place your bid for "Swish Swish" by @katyperry and Nicki Minaj! Join the queendom 👑

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Reserve your "Swish Swish" SongShares: https://found.ee/jsOiq3

The Agreement contains one hundred percent (100%) of the applicable songwriter's share of performance income and 100% of the related publisher's share of performance income paid by ASCAP from the composition "Swish Swish," recorded by artists Katy Perry and Nicki Minaj.

Disclaimers: https://lnkd.in/gVunAqky



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VIP AUCTION ENDS FRIDAY, SEPTEMBER 8


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KRISPYLIFE KIDD
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Come live the KrispyLife!

Innovative rapper, KrispyLife Kidd, is giving fans the opportunity to **reserve SongShares®** for his songs "Arguing," "Monetized," and "Inna Bag." SongShares® holders are entitled to receive earned royalty payments.

What are SongShares®?

Create or login to your SongVest account and place your bids to reserve your KrispyLife Kidd SongShares®. If you have a winning bid after the VIP Auction closes, you will have the first opportunity to buy KrispyLife Kidd SongShares® following SEC qualification.

The KrispyLife Kidd VIP Auction ends Friday, September 8.

What are royalties?

RESERVE YOUR SONGSHARES®


TLC



TLC SONGSHARES PUBLIC SALE

TLC, one of the best-selling American girl groups of all time, is giving you the opportunity to purchase fractionalized royalties from their beloved catalog. You now have the opportunity to own a piece of their catalog and receive earned royalty payments from the group's **newly-recorded versions** of their hits "No Scrubs," "Diggin' On You," and "Creep."

"We've always tried to show our fans how much they are appreciated. From including their letters in Fanmail, and inviting them to be a part of our last project," said TLC. "This partnership with SongVest offers another opportunity to show our gratitude to our amazing fans and to include them in TLC history in a very special way."

TLC SongShares® buyers will also have the opportunity to claim a complimentary digital collectible, provided by OneOf, for each SongShare® purchased.

BUY TLC SONGSHARES®


VIP AUCTION
Katy Perry
PARENTAL ADVISORY EXPLICIT CONTENT
Swish
Swish
BID NOW
KATY PERRY AND NICKI MINAJ'S
"SWISH SWISH"

RESERVE YOUR SONGSHARES®

The Agreement contains one hundred percent (100%) of the applicable songwriter's share of performance income and 100% of the related publisher's share of performance income paid by ASCAP from the composition "Swish Swish," recorded by artists Katy Perry and Nicki Minaj.

Type of Rights: Publisher's Share, Writer's Share
Type of Income: Public Performance
Paid By: ASCAP
Term: Life of Copyright

RESERVE YOUR SONGSHARES®

Disclaimer

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. REGULATION A OFFERINGS ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

SongVest is offering securities through the use of an Offering Statement that the Securities and Exchange Commission (″SEC″) has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments. Commission (″SEC″) has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments.

Dalmore Group LLC ("Dalmore") is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer, member of Financial Industry Regulatory Authority, Inc. ("FINRA") and Securities Investor Protection Corporation ("SIPC") and is the broker-dealer of record on this issuer direct offering.

VIP Auction ″Test The Waters″ Legend

RoyaltyTraders, LLC (″SongVest″) is conducting a VIP Auction, also known as a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here: https://www.songvest.com/offering

This profile may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its markets or industry. These statements reflect management's current views regarding future events based on available information and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes, and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, although management believes that the expectations reflected in the forward-looking statements are reasonable, neither SongVest nor anyone acting on its behalf can give any assurance that such expectations will prove to have been correct nor do they have a duty to update any such statements to conform them to actual results. By accessing this site and any pages on this site, you agree to be bound by our Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability.

Read the Offering Circular before you invest. SongVest Offering

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VIP AUCTION ENDS THURSDAY, SEPT. 21



VIP AUCTION
Katy Perry
Ft. Nicki Minaj
PARENTAL ADVISORY EXPLICIT CONTENT
Swish
Swish
BID NOW
KATY PERRY AND NICKI MINAJ'S
"SWISH SWISH"

RESERVE YOUR SONGSHARES®

Reserve your SongShares® for "Swish Swish," recorded by **Katy Perry** and **Nicki Minaj**. The Agreement contains one hundred percent (100%) of the applicable songwriter's share of performance income and 100% of the related publisher's share of performance income paid by ASCAP from the composition "Swish Swish," recorded by artists **Katy Perry** and **Nicki Minaj**.

Type of Rights: Publisher's Share, Writer's Share
Type of Income: Public Performance
Paid By: ASCAP
Term: Life of Copyright

RESERVE YOUR SONGSHARES®



TLC

TLC SONGSHARES PUBLIC SALE

TLC, one of the best-selling American girl groups of all time, is giving you the opportunity to purchase fractionalized royalties from their beloved catalog. You now have the opportunity to own a piece of their catalog and receive earned royalty payments from the group's **newly-recorded versions** of their hits "No Scrubs," "Diggin' On You," and "Creep."

"We've always tried to show our fans how much they are appreciated. From including their letters in Fanmail, and inviting them to be a part of our last project," said TLC. "This partnership with SongVest offers another opportunity to show our gratitude to our amazing fans and to include them in TLC history in a very special way."

TLC SongShares® buyers will also have the opportunity to claim a complimentary digital collectible, provided by OneOf, for each SongShare® purchased.

BUY TLC SONGSHARES®

Disclaimer

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. REGULATION A OFFERINGS ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

SongVest is offering securities through the use of an Offering Statement that the Securities and Exchange Commission ('SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments. Commission ('SEC") has qualified under Tier II of Regulation A. While the SEC staff reviews certain forms and filings for compliance with disclosure obligations, the SEC does not evaluate the merits of any offering, nor does it determine if any securities offered are "good" investments.

Dalmore Group LLC ("Dalmore") is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer, member of Financial Industry Regulatory Authority, Inc. ("FINRA") and Securities Investor Protection Corporation ("SIPC") and is the broker-dealer of record on this issuer direct offering.

VIP Auction "Test The Waters" Legend

RoyaltyTraders, LLC ("SongVest") is conducting a VIP Auction, also known as a "testing the waters" for a potential offering under Tier 2 of Regulation A of the Securities Act. No money or other consideration will be solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the Offering Circular by the SEC. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Circular that has been qualified by the SEC. A copy of the most recent version of the Offering Circular may be obtained online here: https://www.songvest.com/offering

This profile may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its markets or industry. These statements reflect management's current views regarding future events based on available information and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes, and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, although management believes that the expectations reflected in the forward-looking statements are reasonable, neither SongVest nor anyone acting on its behalf can give any assurance that such expectations will prove to have been correct nor do they have a duty to update any such statements to conform them to actual results. By accessing this site and any pages on this site, you agree to be bound by our Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability.

Read the Offering Circular before you invest. SongVest Offering